UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VapAria Corporation

(Exact name of registrant has specified in its charter)

Delaware	27-1521364
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5550 Nicollet Avenue, Minneapolis, MN	55419
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
not applicable	not applicable

If this form related to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  ☐

If this form related to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box  ☒

Securities Act registration statement file number to which this form relates: 333-165760 (if applicable) Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.0001

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description Registrant Securities be Registered.

A description of the common stock is hereby incorporated by reference to Post-Effective Amendment No. 4 to the Registration Statement on Form S-1, SEC File No. 333-165760.

Item 2.	Exhibits.

Exhibit No.	Description

2.1	Share Exchange Agreement and Plan of Reorganization dated April 11, 2014 by and between OICco Acquisition IV, Inc., VapAria Corporation and the listed shareholders (incorporated by reference to Exhibit 2a to the Current Report on Form S-8 as filed on April 11, 2014.)
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3(a) to the Registration Statement on Form S-1, SEC File No. 333-165760, as filed on March 29, 2010, as amended (the “S-1”)).
3.2	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(c) to Post-Effective Amendment No. 4 to the S-1).
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K as filed on August 21, 2014).
3.4	Bylaws (incorporated by reference to Exhibit 3(b) to the S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VapAria Corporation

July 13, 2015

	By:	/s/ Alexander Chong
Alexander Chong, Chief Executive Officer